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                                                                 EXHIBIT 99 (q)

                                                                 EXECUTION COPY

                        ADMINISTRATIVE SERVICES AGREEMENT

                                  by and among

                            POTOMAC INSURANCE COMPANY

                              CGU INSURANCE COMPANY
                                       and

                           NATIONAL INDEMNITY COMPANY

                           Dated as of April 13, 2001


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                  ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of April 13, 2001, is entered into by and among National Indemnity Company, a Nebraska stock insurance company ("Administrator") Potomac Insurance Company, a Pennsylvania stock insurance company ("Potomac") and CGU Insurance Company, a Pennsylvania stock insurance company ("CGU" and, together with Potomac, "Insurers").

                                    RECITALS

WHEREAS, Potomac and CGU have entered into an Aggregate Loss Portfolio Reinsurance Agreement dated as of the date hereof (the "CGU Reinsurance Agreement") whereby CGU has agreed to cede, on its behalf and on behalf of certain of its affiliates, and Potomac has agreed to reinsure, on the indemnity basis, the Reinsured Risks (as defined in the CGU Reinsurance Agreement) of CGU and such affiliates; and

WHEREAS, Potomac and Administrator have entered into an Aggregate Loss Portfolio Reinsurance Agreement dated March 14, 2001 whereby Potomac has agreed to cede and Administrator has agreed to reinsure, the Reinsured Risks (as defined in the Aggregate Reinsurance Agreement), subject to the terms and conditions of the Aggregate Reinsurance Agreement; and

WHEREAS, Insurers desire that Administrator perform administrative functions on behalf of Insurers from and after the date hereof with respect to the Business Covered under the Aggregate Reinsurance Agreement, and Administrator has agreed to provide such services; and

WHEREAS, It is the intention of the parties that after the Effective Date, the assistance of CGU, the Reinsureds and CGU Insurers will be required to allow Administrator to provide Run-Off Functions and that assistance will be provided by CGU through the provision of Run-Off Services and the use of certain premises currently leased by CGU or one of its subsidiaries.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Insurers and Administrator hereby agree as follows:

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                           DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context requires otherwise:

 "AGGREGATE REINSURANCE AGREEMENT" means the reinsurance agreement entered into between CGU, Potomac and the Administrator entitled "Aggregate Loss Portfolio Reinsurance Agreement" having an Inception Date of January 1, 2000;

"RELEVANT BUSINESS RECORDS" means, in relation to each CGU Insurer, all such information concerning the Business Covered written by such CGU Insurer and assets held in respect thereof including (without prejudice to the generality of the foregoing) policy slips, policy wording, underwriting cards, certificates of insurance, policy renewal or cancellation documents, claims information, reserving documentation, reinsurance information (including wordings) and all correspondence relating thereto and all books of accounts, financial information, investment records, accounting records, unallocated loss adjustment expenses and other records (whether stored electronically or in hard format) and which have been prepared or maintained by or on behalf of such CGU Insurer together with all such information as is created or amended from time to time after the date of this Agreement;

"RUN-OFF FUNCTIONS" means those functions relating to the administration and run-off of the Business Covered, including those services set out in Article III or as varied from time to time in accordance with this Agreement;

"RUN-OFF SERVICES" means those services set out in Article IV or as varied from time to time in accordance with this Agreement.

In this Agreement, unless the context requires otherwise:

         words and expressions used in the Aggregate Reinsurance Agreement shall bear the same meaning when used in this Agreement. All capitalized terms not otherwise defined in this Agreement shall have the meaning given them under the Aggregate Reinsurance Agreement;

         references to a clause are to a clause of, this Agreement;

         words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

         the headings to clauses, parts and paragraphs are inserted for convenience only and shall be ignored in interpreting this Agreement;

         the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

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Nothing in this Agreement shall be construed to expand, modify or reduce the obligations of the parties under the Aggregate Reinsurance Agreement. In the event of any conflict between this Agreement and the Aggregate Reinsurance Agreement the terms and conditions of the Aggregate Reinsurance Agreement shall govern.

                                    ARTICLE I

                                    AUTHORITY

1.1 Insurers hereby appoint Administrator, and Administrator hereby accepts appointment, to provide as an independent contractor of Insurers such administrative and other services with respect to the Business Covered as set forth in this Agreement (the "Administrative Services"), all on the terms, and subject to the limitations and conditions, as set forth in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, Insurers shall have the right to direct Administrator to perform any action necessary to comply with applicable legal or regulatory requirements as set forth in an "Agreed Opinion", final regulatory or court order, or to cease performing any action that constitutes a violation of applicable law or regulatory requirements as set forth in an "Agreed Opinion", a final regulatory or court order. The Administrator may, on behalf of any CGU Insurer, negotiate with any applicable Regulator or other party concerning such compliance. An "Agreed Opinion" shall mean an opinion of a mutually agreed impartial attorney. Within the scope of the authority granted by this Agreement, Administrator shall carry out its functions as appropriate in its independent judgment.

                                   ARTICLE II

                              STANDARD FOR SERVICES

2.1 All of the Administrative Services described in this Agreement shall be performed by the Administrator in accordance with (i) applicable law, (ii) the Reinsured Contracts and (iii)Administrator's own standards in providing services with respect to similar insurance contracts issued by Administrator in its own name. If such compliance is impossible for reasons beyond its control, Administrator will notify CGU of that fact and the reasons for noncompliance.

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                                   ARTICLE III

                     RUN-OFF FUNCTIONS FROM THE DATE OF THIS
                         AGREEMENT UNTIL EFFECTIVE DATE

3.1 From the date of this agreement until the Effective Date, CGU shall provide the Run-Off Functions.

3.2 CGU undertakes to the Administrator that in providing the Run-off Functions from the date of this Agreement until the Effective Date it shall:

3.2.1 comply with any directions and/or guidelines in relation to the provision of the Run-off Functions which may be issued by the Administrator to CGU from time to time;

3.2.2 not commute any reinsurance contract providing reinsurance coverage for Business Covered without the prior consent of the Administrator;

3.2.3 not commute any reinsurance contract included within Business Covered under which a CGU Insurer assumed the liabilities of another insurer for a sum in excess of $2 million; Excluded are the CUREPOOL reinsurance agreement (10/1/98 to 12/31/01) which is being commuted and settled at closing, and the $2.0 million uncollectable reinsurance agreement with CGNU London;

3.2.4 not settle any claim on Business Covered for an amount in excess of $2 million without the prior consent of the Administrator.

3.2.5 not compromise any claim for an amount in excess of $2 million on any reinsurance or other recoverable inuring to the benefit of Administrator without the prior consent of the Administrator.

3.3 If a claim is made against the Administrator as a result of, or in connection with, liability to, or a dispute with, any third party, CGU shall provide the Administrator all reasonable facilities and co-operation to investigate the same and shall provide the Administrator with such information and assistance as the Administrator may reasonably require in connection with the claim, liability or dispute.

3.4 CGU shall notify the Administrator as soon as practicable upon it becoming aware of:

3.4.1 any proceedings (of whatsoever nature relating to the Business Covered) in relation to which the Administrator or any Insurer (and whether or not specifically named as a defendant or respondent in such proceedings), will be or will be likely to be or become involved as a defendant, respondent or as a contributory or by virtue of any indemnity given; or

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3.4.2    the existence of any circumstances that would, or would be likely to, entitle a CGU Insurer to take proceedings against or make any recovery from any third party.

3.5 If CGU notifies the Administrator pursuant to Section 3.4, CGU shall provide all reasonable facilities, co-operation, information and assistance in the investigation, instigation or defense (as the case may be) of such proceedings and CGU:

3.5.1 shall not make any admission of liability, agreement or compromise with any person, body or authority in relation to any such proceedings without prior consultation and the prior written agreement of the Administrator;

3.5.2 shall take such action as the Administrator may reasonably request to make, avoid, dispute, resist, appeal, compromise or defend such proceedings or any adjudication in respect thereof; and

3.5.3 if so required by the Administrator in writing, shall ensure that the Administrator is placed in a position to take on or take over the conduct of all proceedings and/or negotiations of whatsoever nature and provide such information and assistance as the Administrator may reasonably require in connection with the preparation for and conduct of such proceedings and/or negotiations.

3.6 Administrator shall pay to Potomac for the Run-Off Functions provided by Insurer, the Unallocated Loss Adjustment Expense sum agreed to by the Administrator and Potomac pursuant to Schedule 2 of the Aggregate Reinsurance Agreement. No additional amount shall be due CGU or Potomac under this Agreement for the provision of the Run-Off Functions performed until the Effective Date which amounts are separately addressed in the Aggregate Reinsurance Agreement.

                                   ARTICLE IV

                 RUN-OFF FUNCTIONS COMMENCING ON EFFECTIVE DATE

4.1 In order to give full effect to its rights and to fulfil its obligations under the Reinsurance Agreement, the Administrator shall provide and perform the Run-off Functions as follows:

4.1.1 to adjust, handle, agree, settle, pay, compromise or repudiate any claims, return premiums, reinsurance premiums or any other liability, outgoing or expense;

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4.1.2    to agree to any variation or extension of any contract of insurance or reinsurance and to agree to any additional premiums in relation thereto;

4.1.3 to commence, conduct, pursue, settle, appeal or compromise any legal arbitration or other proceedings wheresoever;

4.1.4 to agree to and collect premiums, claim refunds, salvages and reinsurance recoveries;

4.1.5 to agree to, or exercise any right to, set-off any claims against reinsurance recoveries or vice versa or to settle any balance of account owing to or from the Reinsured or any CGU Insurer in relation to any amounts whatsoever;

4.1.6 to agree, on behalf of the Reinsured or any CGU Insurer, to fund the obligations of any third party in connection with any claim or any other matter;

4.1.7 to agree to any ex gratia or without prejudice payment or any other extra-contractual obligation of or on behalf of Reinsured or any CGU Insurer;

4.1.8 to enter into any arrangements which the Administrator considers will or may avoid or reduce any liability;

4.1.9 to use the name of the Reinsured or any CGU Insurer in connection with the exercise of any or all of the powers conferred by this Agreement;

4.1.10   to exercise any rights of subrogation or other rights of recovery;

4.1.11 to enter into discussions or negotiations with any insured or reinsured person or their representatives in connection with Business Covered;

4.1.12 to enter into, amend or cancel any arrangements or agreements with third parties, including in relation to the handling or collection of claims, premiums, debts or reinsurance recoveries. Provided CGU is not held liable for any damages arising from such amendments or cancellations;

4.1.13   to instruct lawyers, claims adjusters or other consultants or experts;

4.1.14 to enter into any arrangement or agreement involving other underwriters or insurers in connection with either a particular claim or category of claim where the Administrator may agree on behalf of CGU to be bound by a policy determined for the purposes of settling such claims, and, in connection therewith, to agree to indemnify (either jointly or severally) any third party who acts as agent in relation to such arrangement, agreement or policy;

4.1.15 to share information received from CGU, including any information in its files

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         and records, with other insurers, reinsurers, claimants and other persons as may be necessary in the judgement of the Administrator to carry out the Run-Off Functions;

4.1.16 to draw down upon any letter of credit, trust, funds withheld, offset or take action in CGU's name in relation to any other security maintained in the name, or on behalf, of CGU, the Reinsured or any CGU Insurer in connection with Business Covered.

4.2 CGU (for itself and as agent for each of the CGU Insurers) hereby grants to the Administrator all such powers as are necessary, desirable or expedient in order for the Administrator to provide the Run-off Functions including the powers set out in Section 4.1. The Run-off Functions which will be undertaken by the Administrator will include all matters relating to the administration, settlement and payment of claims arising under the Business Covered, together with all other matters required to give full effect to the terms of the Aggregate Reinsurance Agreement and the run-off of the Business Covered, including the matters set out in Article IV and extending to claims arising under inwards insurance and reinsurance business, to claims recoveries under outwards reinsurance policies protecting the Business Covered and to the pursuit and recovery of salvage and/or subrogated claims.

4.3 CGU shall (and shall procure that the CGU Insurers shall) enter into such powers of attorney or other forms of authority as the Administrator may from time to time reasonably require to enable the Administrator to exercise on behalf of each CGU Insurer such powers as are necessary, desirable or expedient for the provision of and performance by the Administrator of the Run-off Functions.

4.4 The Administrator shall be entitled, for its own account and in its own responsibility to employ and pay sub-agents or contractors in any part of the world to perform or co-operate in performing any of the Run-off Functions (or performing any of the Administrator's other obligations under this Agreement) as the Administrator may in its discretion determine, provided such delegation shall not be made to subagents or others with potential conflicts of interest, without first disclosing such potential conflicts and seeking the written permission of Reinsured, which will not be unreasonably withheld. Nothing in the foregoing provision shall apply to the Administrator's right to employ corporations directly or indirectly owned by Berkshire Hathaway Inc. as sub-agents or contractors. The Administrator may delegate any of its duties to be performed or powers to be exercised, including this power of delegation, under this Agreement, provided that the Administrator shall be and remain responsible at all times for the acts and omissions of any such sub-agent or contractor or any person to whom they may delegate any such duties or powers. Any damages resulting from such acts or omissions (other than damages of whatsoever nature included in the definition of Ultimate Net Loss) shall not impair the Aggregate.

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4.5      Where the Administrator provides run-off services for a claim or related claims which are partially or in whole not Business Covered either due to lack of information or indivisibility of the claim or related claims, CGU shall reimburse Administrator for the direct and shared costs of providing such services with allocation of the direct costs between Administrator and CGU to be on the basis of exposure each had on the claim in accordance with Section 5.1. If Administrator has reason to believe that a claim it is handling is partially not business covered and the Administrator has reason to believe that CGU's exposure on the claim or related claims is in excess of $100,000, Administrator shall promptly notify the Senior Vice President of CGU's claims department or his designee and the parties shall reach a good faith agreement on the handling of the claim or related claims. Direct and shared costs as referenced herein refers to the salary, benefits and allocated shared costs of the claims handler.

4.6 All extra contractual damages that result from claims handling performed after the Effective Date shall be the responsibility of the Administrator and shall not impair the Aggregate to the extent such damages are not Ultimate Net Loss under the Aggregate Reinsurance Agreement.

4.7 Whenever there are claims that involve the Reinsured and also involve insurers, reinsurers or companies that are owned, administered or one hundred percent reinsured by a direct or indirect subsidiary of Berkshire Hathaway Inc., the Administrator agrees that it will handle claims under this Agreement in good faith and with due regard for the singular interests of the Reinsured and CGU.

4.8 Document retention policies of Reinsured and Administrator, concerning all documents relating to Business Covered, will not be changed without the prior consent of both parties.

                                    ARTICLE V

                    RUN-OFF SERVICES FROM THE EFFECTIVE DATE

From the Effective Date and through the remainder of the term of this Agreement and subject to its terms and conditions, CGU shall provide to Administrator Run-Off Services.

BASIS FOR DEVELOPING COST OF SERVICES

5.1 Direct costs will be aggregated discretely where possible. Shared costs will be split based on allocation methodology agreed between the parties. Where feasible, expense allocation will be done by actual allocated costs by specific study and/or

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         direct allocations. If the expense required to derive allocated costs by specific study and/or direct allocation is more than the value derived by using these methods, then appropriate agreed indirect methods will be used. CGU shall not charge for any service that is not included within Administrator's obligations under this Agreement.

         CGU shall at the request of the Administrator provide services to the Administrator up to the date indicated below:

INFORMATION TECHNOLOGY SERVICES

5.2 CGU agrees to maintain current support levels for the Information Technology Systems, services and applications currently used in connection with the Run-Off Function for the period from the Effective Date to December 31, 2002 at Administrator's request.

         The charge for Information Technology Services will be in three components. The first component is the network service charge, referred to by CGU Information Technology Department as data-mega chargeback which is the monthly connectivity fee. The charge will be at the same rate as for CGU users. The second component is a pro rata share of claims systems support costs based on transaction volume. The third component will be for additional services or development work which, if requested by the Administrator, will be costed separately in accordance with Section 5.1.

ACCOUNTING SERVICES

5.3 CGU agrees to maintain at Administrator's request current support levels for the accounting services for the period from the Effective Date to December 31, 2001, based on a cost analysis by each supporting area in accordance with Section 5.1, including, but not limited to, Reinsurance Accounting, Payroll, Cash Accounting, Fixed Assets, Travel and Accounts Payable.

These costs do not include any additional services or development work which, if requested by the Administrator, will be costed separately provided such costs are not otherwise included within this Agreement or the Aggregate Reinsurance Agreement.

CORPORATE SERVICES

5.4      CGU agrees to provide the following services at cost in accordance with
         Section 5.1 on a continuing basis as requested by the Administrator:

         Human Resources

         Employee Benefit Programs Administration

         Recruiting

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         Facilities Planning

         During the period of time Administrator occupies the premises pursuant to Article XVIII, CGU agrees to provide the following services at cost in accordance with Section 5.1

         Mail

         Cafeteria

         Purchasing

         Storage

5.5 Filing Room Services. During the period of time Administrator occupies the Premises pursuant to Article XVII, CGU agrees to provide the services of maintaining the filing room and related services currently provided in connection with the file room with costs of the file room and delivery service to be allocated in accordance with Section 5.1.

5.6 At the request of Administrator and upon consent of CGU, CGU may provide additional services to Administrator, provided the parties mutually agree upon the scope of such additional services to be provided and the compensation to be paid. Therefore Administrator will compensate CGU for the direct costs, and support costs of providing any service under this Agreement, including a pro rata portion of the direct salaries and benefits of persons whose services are used in providing those services.

5.7 Administrator shall have no liability for any termination obligations of CGU or its direct or indirect subsidiaries or affiliates to employees of CGU who are terminated by CGU prior to the effective date, nor shall Administrator have any liability for pension or other obligations of CGU to such employees of CGU who may be terminated by CGU as a result of this Agreement or the Aggregate Reinsurance Agreement.

5.8 For purposes of pension expense calculation the Reinsured will, annually, engage the services of Watson Wyatt or other qualified pension actuaries to determine the appropriate pension and post retirement expense amounts. Administrator will reimbursement Reinsured for such pension expenses as part of ULAE.

5.9 CGU shall provide billing statements to Administrator monthly of compensation due during the period reflected. The monthly billings shall be payable within thirty (30) days of Administrator's receipt of each such billing.

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5.10     The Services provided by CGU shall (i) comply with applicable laws and governmental regulations and (ii) be of the same standards of diligence and business conduct as CGU follows in its own business operations. If such compliance is impossible for reasons beyond its control, CGU will notify Administrator of that fact and the reasons for noncompliance.

                                   ARTICLE VI

                                 CLAIMS HANDLING

The Administrative Services with respect to claims shall include the following:

CLAIM ADMINISTRATION SERVICES.

6.1 Administrator shall acknowledge, consider, review, investigate, deny, settle, pay or otherwise dispose of each claim that constitutes Business Covered (each a "Claim" and collectively the "Claims"). Administrator shall pay Claims and associated expenses as Ultimate Net Loss under the Aggregate Reinsurance Agreement and subject to the terms of the Aggregate Reinsurance Agreement.

6.2 Description of Claim Administration Services. Without limiting the foregoing, Administrator shall:

6.2.1 establish, maintain and organize Claim files and maintain and organize other Claims-related records;

6.2.2 review all Claims and determine whether the Claimant is eligible for payment and if so, the nature and extent of such payment;

6.2.3    maintain trained claims personnel;

6.2.4 prepare and distribute to the appropriate recipients any reports required by applicable law;

6.2.5 respond to any complaints made by any insurance regulatory authority, court or government agency, whether federal, state or other (a "Regulator") relating to actions or omissions within the scope of the Administrator's authority, within the earlier of (i) the Regulator's requested time frame for response, or (ii) the time frame as allowed by applicable law; a copy of such response shall be promptly provided to the Senior Vice President Claims of CGU or his designee;

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6.2.6    promptly notify the Senior Vice President Claims of CGU or his designee of any complaints initiated by a Regulator and not within the scope of the foregoing paragraph 6.2.5. The Insurer shall respond to such complaints, with a copy to Administrator. Insurer shall provide any response to Administrator for its prior approval (which shall not be unreasonably withheld) as soon as reasonably practicable, (provided that any approval of Administrator shall be deemed given if no objection is received within five days following delivery to the Administrator of the definitive response and any additional information requested by Administrator);

6.2.7 respond promptly to all written or oral Claims-related communications that Administrator reasonably believes to require a response;

6.2.8 maintain a complaint log with respect to the Reinsured Contracts in accordance with applicable requirements of Regulators and provide a copy of such log upon Insurer's request;

                                   ARTICLE VII

                       REGULATORY COMPLIANCE AND REPORTING

7.1 Commencing on the Inception Date, Administrator shall take all necessary action within its control so that the Insurers, solely with respect to the Business Covered, satisfy all current and future informational reporting and any other requirements imposed by any Regulator. Without limiting the foregoing, Administrator shall timely prepare such reports and summaries, including statistical summaries, as are necessary to satisfy any requirements imposed by a Regulator upon Insurers with respect to the Business Covered. In addition, Administrator, upon the reasonable request of Insurers, shall promptly provide to Insurers copies of all existing records relating to the Reinsured Contracts (including, with respect to records maintained in machine readable form, hard copies) that are necessary to satisfy such requirements.

7.2 Administrator shall reasonably assist Insurers and cooperate with Insurers in doing all things necessary, proper or advisable, in the most expeditious manner practicable in connection with any and all market conduct or other Regulator examinations relating to the Business Covered.

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                                  ARTICLE VIII

                         OTHER REPORTING AND ACCOUNTING

Commencing on January 1, 2002, Administrator shall assume the reporting and accounting obligations set forth in this Article VIII. Administrator will reimburse CGU for the costs of providing such reporting and accounting obligation services from the Inception Date to January 1, 2002. From January 1, 2002, Administrator shall provide the following:

8.1 Administrator shall timely provide to Insurers and Insurers' designated independent auditors such reports and summaries (and, upon request of Insurers, detailed supporting records) related to the Business Covered as may be reasonably required for use in connection with the preparation of Insurer's statutory financial statements to be filed with the appropriate Regulators, including, without limitation, (i) line of business data for inclusion in Insurers' annual statements, and
         (ii) statistics relating to complaints, in the form of a log suitable for inclusion in Insurers' annual statements.

8.2 Administrator shall timely provide to Insurers or Insurers' designated independent auditors such reports or summaries (and, upon the request of Insurers, detailed supporting records therefor) related to the Business Covered as may be reasonably required in connection with the preparation in accordance with generally accepted accounting principles of Insurer's balance sheets and related statements of income, stockholders' equity and cash flows or changes in financial position, including, without limitation, the related notes and auditors' report thereon and any associated management letter.

8.3 Nothing in this Article 8 shall obligate Administrator to provide greater quality or scope of data than is currently being prepared by each Insurer, except for such changes as may be mandated by future changes in law or regulation.

                                   ARTICLE IX

                        MAINTENANCE OF NON-CLAIM RECORDS

Commencing on the Effective Date, Administrator shall assume responsibility for maintaining records with respect to the Business Covered accounting, and reporting and any other category of non-Claim Administrative Services.

9.1 The Administrator shall be entitled to have transferred to it (or as to such person as it may direct) on or after the Effective Date the Relevant Business Records. If such Records are in the possession of another party CGU shall instruct that party to release such Records as soon as possible so that the Administrator may be in a

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         position to provide the Run-off Functions under this Agreement. All
         Records made available to the Administrator either by CGU or any third party shall remain the property of CGU (or such third party) at all times. The Administrator (or such person as it may direct) shall hold the Relevant Business Records as agent on behalf of the relevant Insurer. Such records shall be maintained at a location within the United States selected by Administrator for this purpose and made known to Insurers. Upon expiration of this Agreement, Administrator shall transfer the Relevant Business Records to CGU or such person within the United States as CGU may direct. Administrator shall be allowed to access CGU records in storage to locate relevant insurance and reinsurance records and shall reimburse CGU for expenses paid to third parties for such access.

                                    ARTICLE X

                                ACCESS TO RECORDS

10.1 The Administrator shall make such Relevant Business Records as are in its possession or under its control available to CGU at any time during normal office hours for such auditing or any other purposes related to the Reinsurance Agreement or this Agreement as CGU may require. CGU shall, at its own expense, be entitled to make copies of the Relevant Business Records for these purposes. Administrator will provide the needed information, including access to claim files and personnel, for the purpose of periodically updating actuarial studies of gross liabilities.

10.2 The Relevant Business Records shall at all times be open for inspection by the Administrator (where such Records are being kept by CGU) and by CGU (where such Records are being kept by the Administrator) and (in each case) their respective representatives during normal business hours and on reasonable notice, for such auditing or other purposes as the Administrator or CGU may require. The Administrator shall permit CGU and its representatives and CGU shall permit the Administrator and its representatives to make copies of such Records. This obligation shall survive the expiration of this Agreement and continue for so long as the Administrator may have any liability arising under this Agreement or the Aggregate Reinsurance Agreement. Administrator shall take reasonable steps to maintain the confidentiality of such records.

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                                   ARTICLE XI

                             COOPERATION BY INSURERS

11.1 Insurers shall cooperate to the extent reasonably possible with Administrator and execute and provide such additional documentation as may become necessary or appropriate to enable Administrator to fully carry out its responsibilities under this Agreement and to effectuate the intention of the parties under the Aggregate Reinsurance Agreement, the Potomac Reinsurance Agreement and this Agreement.

                                   ARTICLE XII

                                     POWERS

12.1     Each of the parties warrants to the other that:

12.1.1 it has power (whether for itself or (in the case of CGU) as agent for any CGU Insurer) to enter into and has duly authorized the execution and delivery of this Agreement; and

12.1.2 it has, if and to the extent required or appropriate, obtained all requisite regulatory and supervisory consents, and shall maintain all requisite regulatory and supervisory consents for the term of this Agreement.

                                  ARTICLE XIII

                                 INDEMNIFICATION

13.1 Administrator agrees to indemnify and hold harmless Insurers and each of their directors, officers, employees, agents or affiliates (and the directors, officers, employees and agents of such affiliates) from any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys' fees and expenses) (collectively, "Insurer's Losses") resulting in damages not included within the definition of Ultimate Net Loss arising out of or caused by:
         (i) any actual or alleged fraud, theft or embezzlement by officers, employees or agents of Administrator during the term of this Agreement;
         (ii) the failure, either intentional or unintentional, of Administrator to properly perform the services or take the actions required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay disbursement requests in accordance with the terms of this Agreement; (iii) any other act of negligence or willful misconduct committed by officers, agents or employees of Administrator during the term of this Agreement; (iv) any liability of CGU to any employee of a subsidiary of CGU operating under the control of the Administrator and arising due to any act or omission by the management or other employee after the effective date; or (v) any failure of Administrator to comply with applicable laws, rules and regulations during the term of this Agreement. Nothing herein shall be construed to require Administrator to indemnify any Insurer under this Article for compensatory, extra contractual and/or punitive damages, fines, penalties or expenses arising out of a settlement or judgment of a claim of bad faith or failure to exercise good faith in the handling of a claim if the claim at issue was handled properly as measured from the perspective of a risk neutral professional claims examiner. In the event of a dispute between the parties as to the application of the foregoing sentence no verdict or court decision concerning the actions of the Administrator shall be considered or given any weight whatsoever nor, in the event of a claim of bad faith failure to accept a settlement offer, shall the ultimate result of the claim be considered, it being the intention of the parties that the arbitration panel consider this issue de novo from the perspective of a professional claims examiner making a decision with the facts and law available at the time the decision was made. In the event that the arbitration panel shall find that the act or omission of the Administrator was in bad faith from the perspective of the professional claims examiner then the indemnification under this Article shall not be included in Ultimate Net Loss. Nothing herein shall be construed to require Administrator to indemnify any Insurer with respect to any act or omission where the decision to take or omit such action was with the agreement of CGU.

13.2 Insurers agree to indemnify and hold harmless Administrator and any of its directors, officers, employees, agents or affiliates (and the directors, officers, employees and agents of such affiliates) from any and all losses, liabilities, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines, penalties and expenses (including reasonable attorneys' fees and expenses) (collectively, "Administrator Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of Insurers during the term of this Agreement; (ii) any other act of negligence or willful misconduct committed by officers, agents or employees of Insurers during the term of this Agreement; or (iii) any failure of Insurers to comply with applicable laws, rules and regulations during the term of this Agreement other than any failure on the part of Insurers or Administrator caused by the action or inaction of Administrator, including when acting in the name or on behalf of Insurers, whether or not in compliance with the terms of this Agreement. Nothing herein shall be construed to require an Insurer to indemnify the Administrator with respect to any act or omission where the decision to take or omit such action was with the agreement of Administrator.

13.3 In the event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted within one year of the date the claim is asserted against or should be known by "Indemnified Party".

13.4 If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any person not a party to this Agreement (a "Third Party Claimant") that may result in an Administrator Loss with respect to which Administrator is entitled to indemnification pursuant to Section 13.2 hereof or an Insurers Loss with respect to which Insurers is entitled to indemnification pursuant to Section 13.1 hereof (an "Asserted Liability"), the Indemnified Party shall so notify the Indemnifying Party as promptly as practicable, but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such notice been timely delivered.

13.5 The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing. The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 days after receipt thereof shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

13.6 Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10 day period specified above.

13.7 The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, with its own counsel and at its own expense.

13.8 Except as provided in the first sentence of paragraph 13.5 of this Section, the Indemnifying Party shall bear all reasonable costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

13.9 Administrator and Insurers shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

13.10 The provisions of this Article XIII shall survive the termination of the Agreement for a period of one year.

                                   ARTICLE XIV

                           DURATION; EARLY TERMINATION

This Article shall have no application to expirations under Article XXI.

14.1 This Agreement shall commence on the date of its execution and continue with respect to each Reinsured Contract until no further Run-Off Services in respect of such Reinsured Contract is required, unless it is earlier terminated as provided herein.

14.2 This Agreement is subject to immediate termination at the option of Insurers, upon written notice to Administrator, on the occurrence of any of the following events:

14.2.1 A voluntary or involuntary proceeding is commenced in any state by or against the Administrator for the purpose of conserving, rehabilitating or liquidating Administrator, or Administrator shall lose its authority to perform services hereunder;

14.2.2 There is a material breach by Administrator of any term or condition of this Agreement, that is not cured by Administrator within 90 days of receipt of written notice from Insurers of such breach or act provided that in the event of a dispute between the parties as to whether there is a material breach, said 90 days shall be tolled from the time of a demand for arbitration until issuance of a final judgment of an arbitration panel; or

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

14.2.3 Administrator is unable to perform the services (other than the breach of this Agreement or the Aggregate Reinsurance Agreement by any CGU Insurer) required under this Agreement for a period of 90 consecutive days for any reason provided that in the event of a dispute between the parties as to whether Administrator is unable to perform the services, said 90 days shall be tolled from the time of a demand for arbitration until issuance of a final judgment of an arbitration panel.

14.3 This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.

14.4 In the event that this Agreement is terminated under Section 14.2, Administrator shall select a third-party administrator to perform the services required by this Agreement. Insurers shall have the right to approve any such administrator selected by Administrator, but such approval will not unreasonably be withheld. If Administrator fails to select an administrator pursuant to this Section, Insurers shall select such an administrator. In either case, Administrator shall pay all fees and charges imposed by the selected administrator and the reasonable costs of Insurers in the transition of the performance of the services required under this Agreement to such administrator.

14.5 In the event that this Agreement is terminated under Sections 14.2, Administrator shall cooperate fully in the transfer of services and the books and records maintained by Administrator pursuant to this Agreement.

                                   ARTICLE XV

                               RESTRICTIONS ON CGU

15.1 With effect from the Inception Date and in relation to the Business Covered, during the term of this Agreement CGU and Reinsured undertake to the Administrator that they shall not:

15.1.1 grant to any person any security interest in or over reinsurance receivables, salvage or subrogation;

15.1.2 delegate or sub-contract any functions or services relating to the Business Covered, except with the prior consent of the Administrator, or enter into any agreement with any person which would create contractual obligations of CGU, Reinsured or any CGU Insurer for which Administrator would be liable under this Agreement.

                                   ARTICLE XVI

                      ARRANGEMENTS FOR TRANSFERS OF ASSETS

16.1 The Administrator may, upon giving not less than 90 day's notice to CGU, such notice to have effect not earlier than the Effective Date, acquire all, or any part of, the moveable assets used by the Environmental Claims and One Washington Mall File Facility of CGU's Claims Department at the market price of such assets as at the Effective Date.

16.2 CGU shall, or shall procure that each CGU Insurer shall, so far as it is legally able to do so, license without charge (but not otherwise support) to the Administrator the right to use all software owned by any CGU Insurer and currently used in relation to the Business Covered for so long as the Administrator is obliged to carry out the Run-off Functions.

16.3 CGU shall use all reasonable endeavors, upon being requested to do so by the Administrator and at the cost of the Administrator, to obtain an assignment / or licence of such software used in relation to the Business Covered from any third party, where the consent of such third party is required or desirable.

                                  ARTICLE XVII

                       PREMISES AND ASSOCIATED FACILITIES

17.1 The Parties will endeavour to reach mutual agreement on lease obligation for the 17th floor of 100 Summer Street and on the lower level at One Washington Mall, Boston MA.

17.2 The Administrator shall be charged rent based on its pro rata share of occupied space, and pro rata share of common space to include conference rooms. Services to be provided Administrator shall include basic building services provided to CGU under the leases for the respective Premises (e.g. janitorial, building maintenance, utilities, etc.

                                  ARTICLE XVIII

                                  BANK ACCOUNTS

18.1 As soon as reasonably practical after the Effective Date Administrator shall:

18.1.2 open and maintain accounts into and out of which all payments due from Administrator under the Aggregate Reinsurance Agreement shall be paid and all recoverables due Administrator under the Aggregate Reinsurance Agreement shall be received (the "RUN-OFF ACCOUNTS").

18.2 The Administrator may open and maintain such bank accounts in its own name as it may require in relation to the provision of the Run-off Functions, and Reinsured hereby authorizes all payments to be made from and all recoveries paid to such accounts in connection with the provision of the Run-off Functions.

18.3 CGU and the Administrator shall co-operate in procuring that, as soon as reasonably practicable, following the Effective Date, changes to the instruction and finance systems are made so as to enable payments and recoveries to be paid into and from the Run-off Accounts. All costs of changes will be paid by Administrator. To the extent that payments and recoveries are made after the Effective Date from accounts held by CGU, CGU and the Administrator shall co-operate in setting up reimbursement procedures for payment of amounts due between the Administrator and the Reinsured.

                                   ARTICLE XIX

                                  RATIFICATION

19.1 CGU shall, if called upon to do so, ratify and confirm any act or thing lawfully done or caused to be done by the Administrator in the proper performance of the Run-off Functions.

19.2 The Administrator shall, if called upon to do so, ratify and confirm any act or thing lawfully done or caused to be done by CGU in the proper performance of the Run-off Services.

                                   ARTICLE XX

                                  CONSULTATION

20.1 Administrator shall consult with the Reinsured on any claim, commutation or other financial transaction where the Administrator has a reasonable belief that the value of the claim, commutation or other financial transaction will exceed a net value of $5 million or a gross value of $10 million. The Administrator shall be entitled to make decisions in relation to any such claim or other financial transaction but shall take into account the reasonable views of the Reinsured provided that the same are provided within a reasonable time.

                                   ARTICLE XXI

                                NORMAL EXPIRATION

21.1 This Agreement shall terminate upon termination of the Administrator's liability under the Reinsurance Agreement. Under all circumstances Administrator's liability under this Agreement shall cease at the close of the Business Day on which Administrator has paid an Ultimate Net Loss equal to the Aggregate Limit (the "Limit Date"). The Administrator shall have no further liability hereunder and the run-off of the Business Covered and associated matters shall be returned to the Reinsured at the close of the Limit Date.

21.2 The parties shall co-operate fully in effecting an orderly and timely return of the run-off to the Reinsured. With effect from the Limit Date, the rights and obligations under this Agreement from that date to perform the run-off of the Business Covered shall become the obligations and rights of the Reinsured insofar as they remain relevant to the operation of the Aggregate Reinsurance Agreement.

                                  ARTICLE XXII

                                OTHER PROVISIONS

22.1 The headings used herein are not a part of this Agreement and shall not affect the terms hereof.

22.2 All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand.

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

22.3 All notices or communications under this Agreement shall be addressed as follows:

                  If to the Reinsured:
                  c/o CGU Insurance Company
                  One Beacon Street
                  Boston, MA  02108
                  Attention:  General Counsel

                  If to the Administrator:
                  c/o Berkshire Hathaway Group
                  Reinsurance Division
                  100 First Stamford Plaza
                  Stamford, CT  06902
                  Attention:  General Counsel

         or in each case at such other address as either party shall provide to the other as provided in this Section 22.3.

22.4 This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

22.5 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party without the prior written consent of the other party hereto.

22.6 Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

22.7 This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Reinsured and the Administrator.

22.8 This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its rules with respect to conflicts of law.

22.9 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof, except as specifically set forth or contemplated herein.

22.10 No consent or waiver, express or implied, by any party or any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

22.11 No purported alteration of this Agreement shall be effective unless it is in writing, refers to this Agreement and is duly executed by each party to this Agreement.

22.12 The parties intend that every such provision in this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, the parties shall make such amendments as they may agree to give lawful effect to the intentions of the parties immediately prior to the date of this Agreement.

22.13 Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents.

22.14 No term of this Agreement is enforceable by a person who is not a party to this Agreement nor shall any person not a party to this Agreement have any rights hereunder or be a beneficiary of this Agreement, except in each case for the CGU Insurers.

22.15 Whenever under the terms of this Agreement the consent, approval or specification of a party is required, each party agrees that such consent, approval or specification will not unreasonably be withheld or delayed.

22.16 In the event of the insolvency of an CGU Insurer, nothing in this Agreement shall increase or otherwise alter Administrator's obligations under the Agreement.

                                  ARTICLE XXIII

                              ARBITRATION AGREEMENT

23.1 RESOLUTION OF DAMAGES. As a condition precedent to any right arising under this Agreement, any dispute between the Reinsured and the Administrator arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in Article 23.The Reinsured or the Administrator may initiate arbitration of any such dispute by giving written notice to the other party by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 23.3.

23.2 COMPOSITION OF PANEL. Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 23.3 and 23.4.

23.3 APPOINTMENT OF ARBITRATORS. The members of the arbitration panel shall be chosen from persons who are current or retired executive officers of insurance or reinsurance companies. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen
         (15) days after the receipt of the notice or intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.

23.4 FAILURE OF A PARTY TO APPOINTMENT ARBITRATOR. If the respondent fails to appoint an arbitrator within thirty (30) days after receiving notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 23.3.

23.5 CHOICE OF FORUM. Any arbitration instituted pursuant to this Article 23 shall be held in New York, New York.

23.6 SUBMISSION OF DISPUTE TO PANEL. Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

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

23.7 PROCEDURE GOVERNING ARBITRATION. All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business and the mutual intention of the parties as reflected in this Agreement.

23.8 ARBITRATION AWARD. The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

23.9 COST OF ARBITRATION. Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other party the expense of the umpire and the arbitration.

23.10 LIMIT OF JURISDICTION. The arbitration panel shall not have jurisdiction to authorize any punitive damage awards between the parties.

IN WITNESS of which this Agreement has been entered into on the day first above written.

SIGNED by

on behalf of CGU
INSURANCE COMPANY
                                          --------------------------------------
                                                          Title

SIGNED by

on behalf of POTOMAC
INSURANCE COMPANY
                                          --------------------------------------
                                                           Title

SIGNED by

on behalf of NATIONAL
INDEMNITY COMPANY
                                          --------------------------------------
                                                           Title

                                       27